As filed with the Securities and Exchange Commission on May 25, 2011

Registration No. 333-167751

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMERGENCY MEDICAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-3738384
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6200 S. Syracuse Way, Suite 200

Greenwood Village, CO 80111-4737
(303) 495-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig Wilson, Esq.
Carl Berglind, Esq.
Emergency Medical Services Corporation

6200 S. Syracuse Way, Suite 200

Greenwood Village, CO 80111-4737

(303) 495-1200

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

Peter J. Loughran, Esq.
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
(212) 909-6000

Approximate date of commencement of proposed sale to the public: N/A

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (No. 333-167751) (the “Registration Statement”) of Emergency Medical Services Corporation (the “Company”), that was filed with the Securities and Exchange Commission on June 24, 2010.  The Registration Statement registered 200,000 shares of Class A common stock, par value $0.01 per share, of the Company (“Company Common Stock”), for issuance under the Company’s Second Amended and Restated Long-Term Incentive Plan.

Effective as of May 25, 2011 (the “Effective Time”), pursuant to an Agreement and Plan of Merger, dated as of February 13, 2011, among CDRT Acquisition Corporation, a Delaware corporation (“Parent”), CDRT Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”), and the Company, Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (such transaction, the “Merger”).

As a result of the Merger, the Company has terminated all offerings of Company Common Stock pursuant to existing registration statements, including the Registration Statement.  In accordance with the undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of Company Common Stock that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement and hereby removes from registration all shares of Company Common Stock registered under the Registration Statement that remain unsold as of the Effective Time.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on May 25, 2011.

Emergency Medical Services Corporation

By:	/s/ William A. Sanger
Name: William A. Sanger Title: President and Chief Executive Officer

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